EXHIBIT 99.1

                         AUDITED FINANCIAL STATEMENTS OF
                  ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                            AUDITED FINANCIAL STATEMENTS
                            ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.
                            YEARS ENDED DECEMBER 31, 2003 AND 2002

REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.
(INCORPORATED IN THE PEOPLE'S REPUBLIC OF CHINA WITH LIMITED LIABILITY)



We have audited the accompanying consolidated balance sheets of Zhejiang University Pharmaceutical Co., Ltd. and its subsidiary (the "Company") as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ MOORES ROWLAND MAZARS


MOORES ROWLAND MAZARS
CHARTERED ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS
Hong Kong

Date: April 30, 2004

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.
CONSOLIDATED BALANCE SHEETS

=========================================================================================================================
                                                                                   AS OF DECEMBER 31,
                                                              -----------------------------------------------------------
                                                                          2003                2003                  2002
ASSETS                                                NOTE                 US$                 RMB                   RMB
         CURRENT ASSETS
Cash and cash equivalents                                            1,909,602           15,824,297          11,852,058
Marketable equity securities                                                 -                    -              13,500
Trade receivables                                                       62,232              515,695             219,263
Deposits, prepayments
    and other receivables                                              360,040            2,983,548           6,270,122
Interest receivable                                                     36,203              300,000           3,913,541
Loans receivable maturing
    within one year                                    3             4,947,687           41,000,000          97,800,000
Inventories                                            4               103,692              859,269             716,471
                                                              -----------------     ----------------    ----------------

TOTAL CURRENT ASSETS                                                 7,419,456           61,482,809         120,784,955

Property, plant and equipment, net                     5             1,112,140            9,215,975           7,697,276
Construction in progress                               6             5,072,709           42,036,017           3,401,051
Intangible assets, net                                 7               919,747            7,621,666           8,579,333
Loans receivable maturing in
    more than one year                                 3                     -                    -          21,000,000
Long-term investment                                   8             1,086,078            9,000,000                   -
                                                              -----------------     ----------------    ----------------

TOTAL ASSETS                                                        15,610,130          129,356,467         161,462,615
                                                              =================     ================    ================

LIABILITIES AND
  STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term debt                                        9                     -                    -          20,000,000
Current portion of long-term debt                      10               47,114              390,419                   -
Trade payables                                                         129,040            1,069,319           1,121,257
Accrued charges and other payables                                     230,981            1,914,073           1,834,199
Due to related parties                                 11            1,529,197           12,672,000          18,600,000
Income tax payable                                                           -                    -             497,376
                                                              -----------------     ----------------    ----------------

TOTAL CURRENT LIABILITIES                                            1,936,332           16,045,811          42,052,832

Long-term debt                                         10            6,086,845           50,439,856          50,000,000
                                                              -----------------     ----------------    ----------------

TOTAL LIABILITIES                                                    8,023,177           66,485,667          92,052,832
                                                              -----------------     ----------------    ----------------

COMMITMENTS AND CONTINGENCIES                          15

STOCKHOLDERS' EQUITY
Registered capital                                                   9,654,024           80,000,000          80,000,000
Accumulated losses                                                  (2,067,071)         (17,129,200)        (10,590,217)
                                                              -----------------     ----------------    ----------------

TOTAL STOCKHOLDERS' EQUITY                                           7,586,953           62,870,800          69,409,783
                                                              -----------------     ----------------    ----------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                              15,610,130          129,356,467         161,462,615
                                                              =================     ================    ================

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

========================================================================================================================
                                                                               YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------------------
                                                                       2003                  2003                 2002
                                                    NOTE                US$                   RMB                  RMB
OPERATING REVENUE
Net sales                                                            119,714              992,038                675,717

Cost of sales                                                       (217,597)          (1,803,163)            (1,578,717)
                                                              ---------------      ---------------        ---------------

GROSS LOSS                                                           (97,883)            (811,125)              (903,000)
                                                              ---------------      ---------------        ---------------

OPERATING EXPENSES
Selling, general and
   administrative expenses                                           689,886            5,716,883              4,618,434
Research and development expenses                                    259,099            2,147,077              2,002,489
                                                              ---------------      ---------------        ---------------

Total operating expenses                                             948,985            7,863,960              6,620,923
                                                              ---------------      ---------------        ---------------

LOSS FROM OPERATIONS                                              (1,046,868)          (8,675,085)            (7,523,923)

NON-OPERATING INCOME (EXPENSES)
Interest income from loans receivable                                497,789            4,125,028              8,469,577
Bank interest income                                                  15,721              130,280                 83,774
Interest expense, net                                               (236,152)          (1,956,919)            (2,271,031)
Other (expense) income, net                                          (19,584)            (162,287)                51,166
                                                              ---------------      ---------------        ---------------

LOSS BEFORE INCOME TAX                                              (789,094)          (6,538,983)            (1,190,437)

Provision for income tax                             12                    -                    -               (606,755)
                                                              ---------------      ---------------        ---------------

NET LOSS                                                            (789,094)          (6,538,983)            (1,797,192)
                                                              ===============      ===============        ===============

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------
                                  Page 3 of 19

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

========================================================================================================================
                                                                   REGISTERED          ACCUMULATED               TOTAL
                                                                      CAPITAL               LOSSES
                                                               ----------------     ---------------     ---------------
                                                                           mb                   mb                  mb
Balance as of January 1, 2002                                       80,000,000          (8,793,025)        71,206,975
Net loss                                                                     -          (1,797,192)        (1,797,192)
                                                               ----------------     ---------------     --------------

Balance as of January 1, 2003                                       80,000,000         (10,590,217)        69,409,783
Net loss                                                                     -          (6,538,983)        (6,538,983)
                                                               ----------------     ---------------     --------------

Balance as of December 31, 2003                                     80,000,000         (17,129,200)        62,870,800
                                                               ================     ===============     ==============


                                                                           US$                 US$                US$

                                                                     9,654,024          (2,067,071)         7,586,953
                                                               ================     ===============     ==============











The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

=========================================================================================================================
                                                                                      YEARS ENDED DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                            2003              2003                  2002
                                                                             US$               RMB                   RMB
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                (789,094)        (6,538,983)         (1,797,192)

Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation of property, plant and equipment                         116,760            967,552             762,859
   Amortization of intangible assets                                     115,567            957,667             957,667
   Loss on disposal of property, plant and equipment                      12,500            103,586                   -
   Gain on disposal of marketable securities                                (235)            (1,949)            (57,023)
   Changes in operating assets and liabilities:
      Trade receivables                                                  (35,772)          (296,432)           (217,451)
      Deposits, prepayments and other receivables                         71,871            595,574            (897,920)
      Interest receivable                                                436,065          3,613,541          (3,548,208)
      Inventories                                                        (17,232)          (142,798)            147,211
      Trade payables                                                      (6,267)           (51,938)            (49,436)
      Accrued charges and other payables                                   9,638             79,874           1,673,406
      Income tax payable                                                 (60,021)          (497,376)            446,929
                                                                   --------------     --------------      --------------

NET CASH USED IN OPERATING ACTIVITIES                                   (146,220)        (1,211,682)         (2,579,158)
                                                                   --------------     --------------      --------------

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in loans receivable                                          (2,413,506)       (20,000,000)       (168,800,000)
Repayment of loans receivable                                         11,802,044         97,800,000         109,000,000
Purchase of marketable equity securities                                       -                  -            (108,920)
Purchase of property, plant and equipment                               (173,542)        (1,438,088)           (468,744)
Addition of construction in progress                                  (4,337,549)       (35,943,966)         (2,863,287)
Acquisition of long-term investment                                   (1,086,078)        (9,000,000)                  -
Proceeds on sale of marketable equity securities                           1,865             15,449             152,443
Proceeds on disposal of property, plant and equipment                      3,771             31,251                   -
                                                                   --------------     --------------      --------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    3,797,005         31,464,646         (63,088,508)
                                                                   --------------     --------------      --------------

CASH FLOWS FROM FINANCING ACTIVITIES
Inception of short-term debt                                                   -                  -          20,000,000
Repayment of short-term debt                                          (2,413,506)       (20,000,000)                  -
Inception of long-term debt                                                    -                  -          50,000,000
Repayment of long-term debt                                              (42,565)          (352,725)                  -
Advances from related parties                                          1,206,753         10,000,000          18,600,000
Repayments to related parties                                         (1,922,116)       (15,928,000)        (14,600,000)
                                                                   --------------     --------------      --------------

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                   (3,171,434)       (26,280,725)         74,000,000
                                                                   --------------     --------------      --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                479,351          3,972,239           8,332,334
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR                       1,430,251         11,852,058           3,519,724
                                                                   --------------     --------------      --------------

CASH AND CASH EQUIVALENTS, END OF THE YEAR                             1,909,602         15,824,297          11,852,058
                                                                   ==============     ==============      ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income tax paid                                                           60,021            497,376             159,826
Interest paid, net                                                       236,152          1,956,919           2,271,031
                                                                   ==============     ==============      ==============

NON-CASH TRANSACTION
Purchase of property, plant and equipment financed by
   long-term debt                                                        142,759          1,183,000                   -
                                                                   ==============     ==============      ==============

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

         Zhejiang University Pharmaceutical Co., Ltd. (the "Company") was incorporated in the People's Republic of China (the "PRC") on March 8, 2000 with registered capital of Rmb16,000,000 (US$1,930,805).

         On April 24, 2001, the capital of the Company was increased by Rmb64,000,000 (US$7,723,219) to Rmb80,000,000 (US$9,654,024) in the
         form of cash of Rmb56,000,000 (US$6,757,816) and a patent of Rmb8,000,000 (US$965,403). Details of the patent are described in note 7 to the financial statements.

         On August 7, 2003, the Company converted into a sino-foreign joint venture enterprise in the PRC. The principal stockholder is Sheung Tai Investments Limited, a company incorporated in the British Virgin Islands, which holds 87.475% of the registered capital of the Company. The remaining registered capital is held by Zhejiang University Enterprises Group (Holding) Co., Ltd., The First Affiliated Hospital of School of Medicine of Zhejiang University, The Second Affiliated Hospital of School of Medicine of Zhejiang University, Sir Run Run Shaw Hospital of School of Medicine of Zhejiang University, The Hospital for Genecology and Obstetrics of School of Medicine of Zhejiang University, The Children's Hospital of School of Medicine of Zhejiang University. Their stockholdings are 7.5%, 1.65%, 1.65%, 0.5%, 0.625% and 0.6%
         respectively.

         On October 17, 2003, the Company set up a wholly-owned subsidiary, Zhejiang University Pharmaceutical Sales Co., Ltd., a company incorporated in the PRC to be operated for a period of 20 years with registered capital of Rmb5,000,000. On February 2, 2004, the registered capital of the subsidiary was increased to Rmb20,000,000. The additional capital of Rmb15,000,000 was made by the Company in the form of cash. The subsidiary has not commenced operations as of December 31, 2003.

         On February 2, 2004, the subsidiary acquired the 100% equity interest in a PRC company engaged in sale of medicine at a consideration of Rmb7,000,000.

         The Company is principally engaged in the development and manufacturing of medicine and health products for customers in the PRC. Pursuant to a notice issued by Zhejiang Food and Drug Administration Authority, a Good Manufacturing Practice ("GMP") certificate has to be obtained in order to continue the production of medicine. In order to fulfill the requirements for application of the GMP certificate, the Company is undergoing the construction of a new factory which is expected to be completed in 2004.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING
         The  financial   statements  have  been  prepared  in  accordance  with
         accounting principles generally accepted in the United States of America ("USGAAP").

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the financial information of the Company and its subsidiary. All material intercompany balances and transactions have been eliminated on consolidation.

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                                  Page 6 of 19

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         SUBSIDIARY
         A subsidiary is an affiliate controlled by the Company directly, or indirectly through one or more intermediaries. The term control
         (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

         CASH EQUIVALENTS
         Cash equivalents include all highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and are so near maturity that they represent insignificant risk of changes in value because of changes in interest rates.

         MARKETABLE EQUITY SECURITIES
         Equity securities designated as available-for-sale, whose fair values are readily determinable, are carried at fair value with unrealized gains or losses included as a component of other comprehensive income. Equity securities classified as trading securities are carried at fair value with unrealized gains or losses included in the consolidated statements of operations. Realized gains and losses are determined on the average cost method and reflected in consolidated statements of operations. The balance as of December 31, 2002 represents available-for-sale listed equity securities. As the cost approximated to the estimated fair value as of December 31, 2002, no unrealized gain or loss was recognized.

         TRADE RECEIVABLES
         Trade receivables are recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally granted on a short-term basis, thus trade receivables do not bear interest. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables. Provision for uncollectibility of trade receivables included in "Selling, general and administrative expenses" amounting to Rmb49,648 and Rmb487,387 for the years ended December 31, 2003 and 2002 respectively.

         INVENTORIES
         All inventories are stated at the lower of weighted average cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified. Costs of work-in-progress and finished goods are composed of direct materials and an attributable portion of manufacturing overhead.

         PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION
         Property, plant and equipment are recorded at cost less accumulated depreciation. Repairs and maintenance expenditures, which are not considered improvements and do not extend the useful life of property, plant and equipment, are expensed as incurred. The cost and related accumulated depreciation applicable to property, plant and equipment sold or no longer in service are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations.


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                                  Page 7 of 19

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION (CONTINUED)
         Depreciation is calculated to write off the cost of property, plant and equipment over their estimated useful lives as set out below, from the date on which they become fully operational and after taking into account of their estimated residual values, using the straight-line method:

         Leasehold land                  Over the unexpired term of lease
         Buildings                       20 years
         Plant and machinery             5 - 10 years
         Furniture and equipment         5 - 10 years
         Motor vehicles                  8 years

         CONSTRUCTION IN PROGRESS
         Construction in progress is stated at cost. Cost includes all construction expenditures and other direct costs, including borrowing costs, attributable to such projects. Borrowing costs incurred, net of any investment income on the temporary investment of the specific borrowings, are capitalized as part of the cost of the construction in progress. Capitalization of such borrowing costs ceases when the assets are substantially ready for their intended use or sale. Costs on completed construction works are transferred to the appropriate asset category. No depreciation is provided in respect of construction in progress until it is completed and put into commercial operation.

         INTANGIBLE ASSETS
         Statement of Financial Accounting Standard ("SFAS") No. 142 "Goodwill and Other Intangible Assets" requires that intangible asset with estimated useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". Intangible assets of the Company are comprised of a trademark and a patent, which are stated at cost and are amortized over their respective unexpired registration periods. The trademark was originally registered for a period of 10 years and will expire in 2008 while the patent was originally registered for a period of 20 years and will expire in 2013.

         IMPAIRMENT OF LONG-LIVED ASSETS
         Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". An asset is considered impaired if its carrying amount exceeds the future net cash flows the asset is expected to generate. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. The recoverability of long-lived assets is assessed by determining whether the unamortized balances can be recovered through undiscounted future net cash flows of the related assets. The amount of impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of capital.

         REVENUE RECOGNITION
         Net sales represent the invoiced value of goods, net of value-added tax and returns. The Company recognizes revenue when there is persuasive evidence of an agreement with customers, with a fixed fee that is collectible and when delivery has occurred.


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                                  Page 8 of 19

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         COST OF SALES
         Cost of sales includes materials, direct labor and factory overhead which included mainly depreciation, utilities and indirect wages.

         RESEARCH AND DEVELOPMENT
         All cost of research and development activities are expensed as incurred, which included mainly external costs related to services contracted by the Company.

         ADVERTISING AND PROMOTION
         Advertising and promotion expenses are expensed when incurred. Advertising costs included in "Selling, general and administrative expenses" amounted to Rmb689,300 (US$83,181) and Rmb567,374 (US$68,465)
         for the years ended December 31, 2003 and 2002 respectively.

         GOVERNMENT GRANTS
         Government grants, including non-monetary grants at fair value, are recognized as income or set off to the respective items of the grants, as appropriate.

         In 2002, the Company received a grant amounting to Rmb450,000 (US$54,301) from the PRC government to subsidize interest expense related to the construction in progress. The Company recognized the grant as a reduction of interest expense incurred for the construction in progress as detailed in note 6 to the financial statements.

         INCOME TAXES
         Income taxes have been provided in accordance with the tax rates and laws in effect in the PRC.

         Deferred taxes are provided under the provisions of SFAS No. 109 "Accounting for Income Taxes", which requires recognition of the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carry forwards under the liability method. Deferred tax assets and liabilities are measured using expected tax rates in effect for the period in which those temporary differences are expected to be recovered or settled.

         FOREIGN CURRENCY TRANSLATION
         The Company considers Rmb as its functional currency as the Company's business activities are based in Rmb.

         Transactions in currencies other than functional currencies during the period are translated into the respective functional currencies at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currencies are translated into respective functional currencies at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the consolidated statements of operations.

         For the convenience of the readers of these financial statements, translation of amounts from Rmb into US$ has been made at the exchange rate of US$1.00 = Rmb8.2867 as of December 31, 2003 and US$1.00 = Rmb8.2871 as of December 31, 2002. No representation is made that the Rmb amounts could have been or could be converted into the US$ amounts at these rates or at any other rates on December 31, 2003 and 2002.

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         USE OF ESTIMATES
         The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include provisions for doubtful accounts, sales returns and allowances, long-lived assets and income tax. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The estimated fair values for financial instruments under SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes cash, loans receivable, accounts receivable, accounts payable and debts, approximate their carrying values in the financial statements.

         RELATED PARTIES
         Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

         RECENT ACCOUNTING PRONOUNCEMENTS
         In November 2002, the FASB issued Interpretation No. 45 ("FIN 45") "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, it must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company does not expect the adoption of FIN 45 will have a material impact on the Company's results of operations or financial position.

         In November 2002, the Emerging Issues Task Force reached a consensus on Issue No. 00-21 ("EITF 00-21") "Revenue Arrangements with Multiple Deliverables". EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not expect the adoption of EITF 00-21 will have a material impact on its results of operations or financial position.


--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
         In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") "Consolidation of Variable Interest Entities". Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. In December 2003, the FASB issued a revised FIN 46. The revised standard, FIN 46-R, modifies or clarifies various provisions of FIN 46 and incorporates many FASB Staff Positions previously issued by the FASB. This standard replaces the original FIN 46 that was issued in January 2003. The Company does not expect the adoption of FIN 45 will have a material impact on its results of operations or financial position.

         In May 2003, the FASB issued SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how certain financial instruments with characteristics of both liabilities and equity shall be classified and measured. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect the adoption of SFAS 150 will have a material impact on its results of operations or financial position.



3.       LOANS RECEIVABLE

         The loans receivable represent cash placed with two trust companies in the PRC, namely Kinghing Trust & Investment Co., Ltd. ("Kinghing
         Trust") and Shenzhen International Trust & Investment Co., Ltd. ("Shenzhen Trust").

                                                                  AS OF DECEMBER 31,
                                                -----------------------------------------------------
                                                         2003               2003                2002
                                                          US$                RMB                 RMB
         Kinghing Trust (NOTE (A))                  2,534,181         21,000,000         118,800,000
         Shenzhen Trust (NOTE (B))                  2,413,506         20,000,000                   -
                                                --------------    ---------------     ---------------

                                                    4,947,687         41,000,000         118,800,000
         Less: Current portion                     (4,947,687)       (41,000,000)        (97,800,000)
                                                --------------    ---------------     ---------------

         Non-current portion                                -                  -          21,000,000
                                                ==============    ===============     ===============

--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


3.       LOANS RECEIVABLE (CONTINUED)

         (a) Kinghing Trust is a related party of Tonhe Investment Holding Co., Ltd. ("Tonhe"), a former major stockholder of the Company.

              Pursuant to the original agreements entered into between the Company and Kinghing Trust, the amounts placed with Kinghing Trust bear interests ranging from 5.31% to 6.903% per annum. However, the actual interest rate was agreed orally at 10% per annum and all related interest income (calculated at 10% per annum) was received by December 31, 2003.

              In addition, pursuant to the original agreements, Kinghing Trust will not bear the risk of non-recovery of the amounts due. However, pursuant to a supplemental agreement on December 26, 2003, Kinghing Trust has agreed to provide a guarantee to the Company for the recovery of the balance as of December 31, 2003.

              According to the original agreements, Rmb16,000,000 of the amount was repayable on September 4, 2003 while Rmb5,000,000 was repayable on July 5, 2003. Pursuant to the supplemental agreement dated December 26, 2003, the due dates of repayment of the amounts of Rmb16,000,000 and Rmb5,000,000 were extended to March 5, 2004 and July 5, 2004 respectively. Pursuant to another supplemental agreement on April 5, 2004, the due date of repayment of the Rmb16,000,000 was further extended to July 5, 2004.

         (b) The amount placed with Shenzhen Trust bears interests at 7.5% per annum. Pursuant to the original agreement, Shenzhen Trust will not bear the risk of non-recovery of the amount due and the period of the loan is 5 years. However, a supplemental agreement was entered into between the Company and Shenzhen Trust on December 26, 2003 pursuant to which Shenzhen Trust has agreed to provide a guarantee to the Company for the recovery of the balance as of December 31, 2003. In addition, the period of the loan was revised from 5 years to 4 months, i.e. the amount was repayable on February 20, 2004. Pursuant to another supplemental agreement on February 27, 2004, the due date of repayment was extended to March 31, 2004 and the supplemental agreement dated December 26, 2003 was terminated. The amount was received on March 31, 2004.


4.       INVENTORIES

         INVENTORIES CONSISTED OF:

                                                          AS OF DECEMBER 31,
                                       --------------------------------------------------------
                                                 2003                 2003                2002
                                                  US$                  RMB                 RMB
         Raw materials                         63,056              522,532              275,840
         Work-in-progress                       4,965               41,142              189,448
         Finished goods                        35,671              295,595              251,183
                                       --------------       --------------       --------------

                                              103,692              859,269              716,471
                                       ==============       ==============       ==============

--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


5.       PROPERTY, PLANT AND EQUIPMENT, NET

         Property, plant and equipment consisted of:

                                                                    AS OF DECEMBER 31,
                                                 --------------------------------------------------------
                                                          2003                 2003                2002
                                                           US$                  RMB                 RMB
         Leasehold land                                170,816            1,415,499           1,415,499
         Buildings                                     461,293            3,822,601           3,822,601
         Plant and machinery                           670,059            5,552,581           4,901,493
         Furniture and equipment                        45,672              378,470             253,768
         Motor vehicles                                263,518            2,183,694             605,175
                                                 --------------      ---------------     ---------------

         Cost                                        1,611,358           13,352,845          10,998,536
         Less: Accumulated depreciation               (499,218)          (4,136,870)         (3,301,260)
                                                 --------------      ---------------     ---------------

         Property, plant and equipment, net          1,112,140            9,215,975           7,697,276
                                                 ==============      ===============     ===============

         The leasehold land is situated in the PRC and is held under medium term lease for a period of fifty years.

         As of December 31, 2003 and 2002, the cost of property, plant and equipment pledged to secure bank loans of the Company amounted to approximately Rmb1,547,299 (US$186,721) and Rmb- (US$-) and the related accumulated depreciation amounted to Rmb121,508 (US$14,662) and Rmb- (US$-) respectively.

         Depreciation expense amounted to Rmb967,552 (US$116,760) and Rmb762,859
         (US$92,054)   for  the  years   ended   December   31,  2003  and  2002
         respectively.


6.       CONSTRUCTION IN PROGRESS

         Construction in progress consisted of:

                                                                                 AS OF DECEMBER 31,
                                                   ---------------------------------------------------------
                                                             2003                 2003                 2002
                                                              US$                  RMB                  RMB
         Leasehold land                                 1,093,214            9,059,138                    -
         Construction costs                             1,639,011           13,581,991            3,401,051
         Machinery                                      2,229,430           18,474,619                    -
                                                   ---------------      ---------------       --------------

                                                        4,961,655           41,115,748            3,401,051
                                                   ---------------      ---------------       --------------

         Interest expense capitalized                     157,119            1,302,001               68,268
         Less: Government grants (NOTE 2)                 (46,065)            (381,732)             (68,268)
                                                   ---------------      ---------------       --------------

                                                          111,054              920,269                    -
                                                   ---------------      ---------------       --------------

                                                        5,072,709           42,036,017            3,401,051
                                                   ===============      ===============       ==============

         The leasehold land is situated in the PRC and is held under medium term lease for a period of fifty years.

--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


7.       INTANGIBLE ASSETS, NET

         Intangible assets consisted of:

                                                                    AS OF DECEMBER 31,
                                               ---------------------------------------------------------
                                                         2003                 2003                 2002
                                                          US$                  RMB                  RMB
         Trademark                                    351,165            2,910,000            2,910,000
         Patent                                       965,403            8,000,000            8,000,000
                                               ---------------      ---------------      ---------------

         Cost                                       1,316,568           10,910,000           10,910,000
         Less: Accumulated amortization              (396,821)          (3,288,334)          (2,330,667)
                                               ---------------      ---------------      ---------------

         Intangible assets, net                       919,747            7,621,666            8,579,333
                                               ===============      ===============      ===============

         The patent was acquired from a director and former stockholder, Mr. Han Honglu ("Mr. Han"), at a consideration of Rmb8,000,000 (US$965,403) which was settled by the capital of the Company as discussed in note 1 to the financial statements. The consideration was determined based on a valuation provided by professional appraisers in the PRC based on a discounted estimated future cash flows basis. The formal transfer of ownership of the patent is still in progress and an agreement has been entered into between the Company and Mr. Han that Mr. Han is holding the patent on behalf of the Company until the completion of the formal transfer.

         The patent has not been used for commercial production up to December 31, 2003. However, the Company has already developed a new medicine based on the patent, which is expected to be put into commercial production in 2004.

         Amortization expense amounted to Rmb957,667 (US$115,567) and Rmb957,667
         (US$115,561)   for  the  years  ended   December   31,  2003  and  2002
         respectively.

         The estimated amortization expense of the intangible assets in the following periods is as follows:

                                                                               AS OF DECEMBER 31,
                                                              ---------------------------------------------------
                                                                       2003               2003              2002
                                                                        US$                RMB               RMB
         Amortization expense:
            Within one year                                         115,567            957,667           957,667
            Over 1 year but not exceeding 2 years                   115,567            957,667           957,667
            Over 2 years but not exceeding 3 years                  115,567            957,667           957,667
            Over 3 years but not exceeding 4 years                  115,567            957,667           957,667
            Over 4 years but not exceeding 5 years                  115,567            957,667           957,667
                                                              ==============     ==============     =============

--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


8.       LONG-TERM INVESTMENT

                                                                     AS OF DECEMBER 31,
                                                      -----------------------------------------------
                                                               2003              2003           2002
                                                                US$               RMB            RMB
         Unlisted equity investment, at cost              1,086,078         9,000,000              -
                                                      =============     =============    ============

         On January 6, 2003, the Company acquired an 18% equity interest in a company incorporated in the PRC. The Company has no significant control and influence over its operating and financial policies. Mr. Han has indemnified the Company against any loss that may result from the investment by an amount due to him of Rmb10,000,000 (US$1,206,753) (see note 11 to the financial statements).


9.       SHORT-TERM DEBT

         The short-term debt represents a bank loan which is repayable within one year, bears interest at 5.841% per annum and is secured by a guarantee provided by Tonhe. The debt was fully repaid in 2003.


10.      LONG-TERM DEBT


                                                           AS OF DECEMBER 31,
                                          ---------------------------------------------------------
                                                    2003                 2003                2002
                                                     US$                  RMB                 RMB
         Current portion                          47,114              390,419                   -
         Non-current portion                   6,086,845           50,439,856          50,000,000
                                          ---------------      ---------------     ---------------

                                               6,133,959           50,830,275          50,000,000
                                          ===============      ===============     ===============

         The Company has various long-term bank loans to finance the purchase of property, plant and equipment and the construction in progress. Rmb50,000,000 of the balances as of December 31, 2003 and 2002 is wholly repayable in 2006, bears interest at 5.58% per annum and is secured by a guarantee provided by Tonhe. Rmb830,275 of the balance as of December 31, 2003 is repayable in fixed monthly installments, bears interest at 5.49% per annum and is secured by certain property, plant and equipment of the Company (see note 5 to the financial statements).




--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


10.      LONG-TERM DEBT (CONTINUED)

         Aggregate maturities of the long-term debt as of December 31, 2003 are as follows:

                   PRINCIPAL                PAYABLE IN THE FOLLOWING PERIODS
         ----------------------------     ------------------------------------
                 US$             RMB
         ------------  --------------
              47,114         390,419      Within 1 year
         ------------  --------------
              50,265         416,534      Over 1 year but not exceeding 2 years
           6,036,580      50,023,322      Over 2 years but not exceeding 3 years
         ------------  --------------
           6,086,845      50,439,856
         ------------  --------------
           6,133,959      50,830,275
         ============  ==============


11.      RELATED PARTY TRANSACTIONS

         In addition to the transactions / information disclosed elsewhere in the financial statements, during the years, the Company had the following transactions with related parties.

         Balances with related parties are as follows:

                                                                                 AS OF DECEMBER 31,
                                                              -------------------------------------------------------
                                                                        2003                2003                2002
                                                                         US$                 RMB                 RMB
         Due to Mr. Han *                                          1,206,753          10,000,000                   -
         Due to related parties with a common director               322,444           2,672,000          18,600,000
                                                              ---------------    ----------------    ----------------

                                                                   1,529,197          12,672,000          18,600,000
                                                              ===============    ================    ================

         * Mr. Han has used the amount due to him to indemnify the Company against any loss that may result from the long-term investment of Rmb9,000,000 (US$1,086,078) (see note 8 to the financial statements).

         The amounts due are unsecured, interest-free and have no fixed repayment terms.


12.      INCOME TAX

         The Company is subject to the PRC Enterprise Income Tax at a rate of 33%. Income tax expense consisted of:

                                                       AS OF DECEMBER 31,
                                     -----------------------------------------------------
                                              2003              2003                 2002
                                               US$               RMB                  RMB
         CURRENT TAX:
         Charge for the year                     -                 -              606,755
                                     ==============    ==============     ================


--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

12.      INCOME TAX (CONTINUED)

         The reconciliation of the statutory tax rate to the effective tax rate based on the loss before income tax is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                           2003          2002

         Statutory tax rate                                  33%           33%
         Non-deductible expenses                             (9%)         (84%)
         Valuation allowance for deferred tax asset         (24%)            -
                                                       ----------    ----------

         Effective tax rate                                   -           (51%)
                                                       ==========    ==========

         As of December 31, 2003 and 2002, the Company has operating losses carried forward for tax purposes amounted to Rmb4,642,662 (US$560,254) and Rmb- (US$-) respectively. Under current PRC tax laws, the Company's losses will expire after five years from the year of the losses were incurred.

         Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets are as follows:

                                                                        AS OF DECEMBER 31,
                                                         ----------------------------------------------------
                                                                  2003                2003              2002
                                                                   US$                 RMB               RMB
         Deferred tax asset - Tax effect of net                184,884           1,532,078                 -
            operating losses carried forward
         Valuation allowance for deferred tax asset           (184,884)         (1,532,078)                -
                                                         --------------     ---------------     -------------

         Net deferred taxes                                          -                   -                 -
                                                         ==============     ===============     =============


13.      RETIREMENT PLAN AND POST-EMPLOYMENT BENEFITS

         As stipulated by the rules and regulations in the PRC, the Company is required to contribute to a state-sponsored social insurance plan for all of its employees who are residents of PRC at a rate of 22% on an amount based on the remuneration of employees. The Company has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state-sponsored retirement plan is responsible for the entire pension obligations payable to all employees.

         Pension expense for the years ended December 31, 2003 and 2002 amounted to Rmb358,292 (US$43,237) and Rmb120,170 (US$14,501) respectively.

--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

14.      REPORT ON SEGMENT INFORMATION

         The Company adopted SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information" in respect to its operating segments. The Company's income is derived from its operations in a single business segment which is the development and manufacturing of medicine and health products. In addition, the Company's products are only sold to customers in the PRC. Therefore, no geographical segment information is presented.



15.      COMMITMENTS AND CONTINGENCIES

         CAPITAL EXPENDITURE COMMITMENTS
         As of December 31, 2003 and 2002, the Company had capital expenditure commitments contracted but not provided for net of deposit paid amounting to Rmb9,499,993 (US$1,146,415) and Rmb17,331,264
         (US$2,091,355) respectively.

         OPERATING LEASE COMMITMENTS
         The Company leases certain staff quarters and office premises under non-cancellable operating leases. Rental expense under operating leases amounted to Rmb140,201 (US$16,919) and Rmb55,000 (US$6,637) for the
         years ended December 31, 2003 and 2002 respectively.

         Future minimum rental payments under non-cancellable operating leases which are payable within one year amounted to Rmb17,367 (US$2,096) and Rmb- (US$-) as of December 31, 2003 and 2002 respectively.



16.      OPERATING RISKS

         COUNTRY RISKS
         The Company may be exposed to the risks as a result of its sales operations being carried out in the PRC. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Company's results may be adversely affected by change in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company's management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.


         CASH, TIME DEPOSITS AND LOAN RECEIVABLES
         The Company maintains its cash balances and investments in time deposits and loans receivable with various banks and trust companies located in the PRC. In common with local practice, such amounts are not insured or otherwise protected should the amounts placed with the banks and trust companies be non-recoverable. There has been no history of credit losses in these regards and there are neither material commitment fees nor compensating balance requirements for all outstanding loans of the Company.


--------------------------------------------------------------------------------

ZHEJIANG UNIVERSITY PHARMACEUTICAL CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

16.      OPERATING RISKS (CONTINUED)

         CONCENTRATION OF CREDIT RISK

         As of December 31, 2003, two customers had trade receivable balances representing 26% and 11% of the total trade receivables respectively. As of December 31, 2002, three customers had trade receivable balances representing 40%, 30% and 27% of the total trade receivables respectively. No other customer had trade receivable balance that exceeded 10% of the total trade receivables as of December 31, 2003 and 2002.

         Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentration of credit risk arises from the Company's receivables. Even though the Company does have major customers and the provision for doubtful accounts as a percentage of sales are relatively high in 2002, it does not consider itself be exposed to significant credit risk with regards to collection of the related receivables. It is because the high level of provision in 2002 was arisen from a customer who accounted for Rmb396,741 of the provision. The Company has already ceased trading with that customer. In addition, the management has tightened controls over the recovery of trade receivables and the level of provision has been significantly improved in 2003.


17.      SUBSEQUENT EVENTS

         On January 17, 2004, a new bank loan amounted to Rmb20,000,000 (US$2,413,506) was arranged to finance the acquisition of the 100% interest in a PRC company as stated in note 1 to the financial statements and to provide for additional working capital of the Company. The bank loan is repayable in one year and is secured by the Company's construction in progress and land and buildings included in the property, plant and equipment.













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